Exhibit 10.2

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) dated as of June 11, 2021 to the Credit Agreement referenced below is by and among FOX FACTORY HOLDING CORP., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, credit facilities have been extended to the Borrower pursuant to the Amended and Restated Credit Agreement (as amended, modified, supplemented and extended from time to time prior to the date hereof, the “Credit Agreement”) dated as of March 11, 2020 among the Borrower, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement, and all the Lenders have agreed to the requested modifications on the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)The proviso in the definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

provided, that, if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(b)In the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement the reference to “$10 million” in each of clauses (d), (e) and (f) is amended and restated to read “$50 million”.

(c)The definition of “Term SOFR” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(d)The following definitions are added to Section 1.01 in the appropriate alphabetical order:

“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.07 then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means:

(1)For purposes of Section 3.07(a), the first alternative set forth below that can be determined by the Administrative Agent:

(a)the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or

(b)the sum of: (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points);

provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and

(2)For purposes of Section 3.07(b)), the sum of (a) the alternate benchmark rate and
(b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(1)a determination by the Administrative Agent, or a notification by the Borrower to the Administrative Agent that the Borrower has made a determination, that U.S. dollar- denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.07, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2)the joint election by the Administrative Agent and the Borrower to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Other Rate Early Opt-in” means the Administrative Agent and the Borrower have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.07(b) and paragraph (2) of the definition of “Benchmark Replacement”.

“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).

“SOFR Early Opt-in” means the Administrative Agent and the Borrower have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.07(a) and paragraph (1) of the definition of “Benchmark Replacement”.

(e)Section 1.01 of the Credit Agreement is hereby amended by deleting the references to the following definitions: “LIBOR Screen Rate”, “LIBOR Successor Rate”, “LIBOR Successor Rate Conforming Changes”, “SOFR”, “SOFR-Based Rate”.

(f)Section 2.12(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(g)Section 3.07 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 3.07 Successor LIBOR.

Notwithstanding anything to the contrary in this Agreement or any other Loan Documents:

(a)On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2- month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (i) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (ii) June 30, 2023 and (iii) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b)(i) Upon (x) the occurrence of a Benchmark Transition Event or (y) a determination by the Administrative Agent that neither of the alternatives under clause
(1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.

(ii) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.

(c)At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(d)In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e)The Administrative Agent will promptly notify the Borrower and the Lenders of
(i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.07.

(f)At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(h)In Section 10.10 and 10.13 of the Credit Agreement each reference to “Section 8.01(b) and Section 8.01(r)” is amended to read “Sections 8.01(b), 8.01(r) and 8.01(u)”.

(i)Article X of the Credit Agreement is hereby amended by adding the following new Section 10.14 at the end thereof:

Section 10.14 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or the L/C Issuer (the “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

4.Conditions Precedent. This Amendment shall become effective as of the date hereof upon this Amendment being properly executed by the Loan Parties, each Lender and the Administrative Agent.

5.Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement, as amended hereby, and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement, as amended hereby, and the other Loan Documents) shall be deemed to include this Amendment.

6.Representations and Warranties; No Default. Each Loan Party represents and warrants to the Administrative Agent and each Lender that, on and as of the date hereof, immediately after giving effect to this Amendment, (a) each of the representations and warranties of each Loan Party contained in the Credit Agreement, as amended hereby, or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date and (b) no Default exists.

7.Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents, as amended hereby, and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents, as amended hereby.

8.Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted by such Loan Parties in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment does not in any manner impair or otherwise adversely affect any of the Liens granted by such Loan Parties in or pursuant to the Loan Documents.

9.No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

10.Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

11.Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York. The provisions of Sections 11.15 (Waiver of Jury Trial) of the Credit Agreement are incorporated into this Amendment by this reference and shall be applicable to this Amendment and the matters addressed in it as if set forth herein in full.

[SIGNATURE PAGES FOLLOW]

Each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

BORROWER:            FOX FACTORY HOLDING CORP.,
a Delaware corporation

By: /s/ Scott R. Humphrey
Name: Scott R. Humphrey
Title: CFO and Treasurer

GUARANTORS:        FOX FACTORY, INC., a California corporation

By: /s/ Scott R. Humphrey
Name: Scott R. Humphrey
Title: CFO and Treasurer

ST USA HOLDING CORP., a Delaware corporation

By: /s/ David Nathan
Name: David Nathan
Title: Treasurer

RT ACQUISITION CORP., a Delaware corporation,
FF US HOLDING CORP., a Delaware corporation
FF US ACQUISITION CORP., a Delaware Corporation

By: /s/ David Nathan
Name: David Nathan
Title: Treasurer

FF US HOLDING LLC, a Georgia limited liability company

By: /s/ David Nathan
Name: David Nathan
Title: Treasurer

[Signature pages continue]

FF INDIANA HOLDING LLC, an Indiana limited liability company,
SCA PERFORMANCE HOLDINGS INC., a Delaware corporation,
SCA PERFORMANCE , INC., a Delaware corporation,
ROCKY RIDGE TRUCKS, INC., a Delaware corporation,
ROCKY MOUNTAIN TRUCKWORKS, INC., a Delaware corporation

By: /s/ David Nathan
Name: David Nathan
Title: Treasurer

ROCKY RIDGE REAL ESTATE, LLC,
a Delaware limited liability company

By: SCA PERFORMANCE, INC.,
a Delaware corporation, its sole member

By: /s/ David Nathan
Name: David Nathan
Title: Treasurer

ROCKY RIDGE TRANSPORT, LLC,
a Georgia limited liability company

By: ROCKY RIDGE TRUCKS, INC.,
a Delaware corporation, its sole member

By: /s/ David Nathan
Name: David Nathan
Title: Treasurer

[Signature pages continue]

ADMINISTRATIVE
AGENT:            BANK OF AMERICA, N.A.

By: /s/ Denise Jones
Name: Denise Jones
Title: Vice President

LENDERS:            BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Ryan Maples
Name: Ryan Maples
Title: Sr. Vice President

TRUIST BANK,

By: /s/ James Ford
Name: James Ford
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION,

By: /s/ Jeri Caudle
Name: Jeri Caudle
Title: Vice President

CAPITOL ONE, NATIONAL ASSOCIATION,

By: /s/ Elizabeth Masciopinto
Name: Elizabeth Masciopinto
Title: Duly Authorized Signatory

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

By: /s/ Will Batchelor
Name: Will Batcherlor
Title: Vice President

REGIONS BANK,

By: /s/ Ryan Franco
Name: Ryan Franco
Title: Director

[Signature pages continue]

TD BANK, N.A.,

By: /s/ Steve Levi
Name: Steve Levi
Title: Senior Vice President

CITIZENS BANK, N.A.,

By: /s/ Douglas M. Kennedy
Name: Douglas M. Kennedy
Title: SVP

ATLANTIC UNION BANK,

By: /s/ William P. Massie
Name: William P. Massie
Title: Vice President

FIRST HORIZON BANK,

By: /s/ William W. George
Name: William W. George
Title: Vice President